Exhibit 1.1
Execution Copy
ENERGY TRANSFER PARTNERS, L.P.
$350,000,000 8.50% Senior Notes due 2014
$650,000,000 9.00% Senior Notes due 2019
UNDERWRITING AGREEMENT
April 2, 2009
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Greenwich Capital Markets, Inc.
   as Representatives of the several Underwriters
c/o	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010
Ladies and Gentlemen:
     1. Introductory. Energy Transfer Partners, L.P., a Delaware limited partnership (“Partnership”), agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) to issue and sell to the several Underwriters $350,000,000 principal amount of its 8.50% Senior Notes due 2014 (“2014 Notes”), and $650,000,000 principal amount of its 9.00% Senior Notes due 2019 (“2019 Notes” and together with the 2014 Notes, “Offered Securities”), to be issued under an indenture, dated as of January 18, 2005, among the Partnership, the guarantor parties named therein and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as Trustee, as supplemented through the Closing Date (“Indenture”). Energy Transfer Partners GP, L.P., a Delaware limited partnership (“General Partner”), is the general partner of the Partnership. Energy Transfer Partners, L.L.C., a Delaware limited liability company, is the general partner of the General Partner (“ETP LLC”). The General Partner, ETP LLC and the Partnership are herein collectively called the “Partnership Entities.”
     2. Representations and Warranties of the Partnership. The Partnership represents and warrants to, and agrees with, the several Underwriters that:
     (a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Partnership has filed with the Commission an “automatic shelf registration statement” (as defined in Rule 405 of the Securities Act) on Form S-3 (No. 333-147990), including a related prospectus or prospectuses, covering the registration of the offer and sale of the Offered Securities under the Securities Act, which became effective upon filing with the Commission. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Date. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.
     For purposes of this Agreement:
     “430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
     “430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.
     “Applicable Time” means 7:30 p.m. (Eastern time) on the date of this Agreement.
     “Closing Date” has the meaning defined in Section 3 hereof.
     “Commission” means the Securities and Exchange Commission.
     “Effective Date” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Securities Act.
     “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
     “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
     “Rules and Regulations” means the rules and regulations of the Commission.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of

“issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).
     “Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.
     Any reference to the Registration Statement, any Statutory Prospectus, any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein, including, unless the context otherwise requires, the documents, if any, filed as exhibits to such incorporated documents. Any reference herein to the terms “amend,” “amendment” or “supplement,” with respect to the Registration Statement, any Statutory Prospectus, any preliminary prospectus, the Final Prospectus or any Issuer Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act on or after the initial effective date of the Registration Statement, or the date of such Statutory Prospectus, such preliminary prospectus, the Final Prospectus or such Issuer Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference. Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Securities Act.
     (b) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Securities Act, the Trust Indenture Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

     (c) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the initial effective date of the Registration Statement. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters, the Partnership will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Representatives, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.
     (d) Ineligible Issuer Status; Well-Known Seasoned Issuer. (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Partnership or any subsidiary of the Partnership in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Partnership in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Securities Act and not being the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Offered Securities, all as described in Rule 405. The Partnership has been since the time of the initial filing of the Registration Statement, and continues to be, a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405 at any such time or date.
     (e) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated April 2, 2009, including the base prospectus, dated December 11, 2007 (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

     (f) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Partnership notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Partnership has promptly notified or will promptly notify the Representatives and (ii) the Partnership has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (g) No Stabilization Activities. None of the Partnership Entities has taken, directly or indirectly, any action designed to cause or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Securities.
     (h) Formation and Qualification. Each of the Partnership Entities and each of the subsidiaries of the Partnership has been duly formed and is validly existing in good standing as a corporation, limited liability company or limited partnership under the laws of its jurisdiction of formation with full corporate, limited liability company or limited partnership power and authority necessary to own or lease, as the case may be, and to operate its properties and conduct its business and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the General Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify and be in good standing would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership and its subsidiaries, taken as a whole (a “Material Adverse Effect”).
     (i) Ownership of Subsidiaries. All the outstanding shares of capital stock, limited liability company interests and partner interests of each of the subsidiaries of the Partnership, direct and indirect, have been duly authorized and validly issued and are fully paid (to the extent required under their respective partnership agreement, limited liability company agreement or other organizational documents) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), Section 17-607 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), Section

5.09 of the Texas Limited Liability Company Act (the “Texas LLC Act”) or Section 6.07 of the Texas Revised Limited Partnership Act (the “Texas LP Act”)); and, except (i) as provided in the Security Agreement dated June 28, 1996 among Heritage Holdings, Inc., Heritage Operating, L.P., a Delaware limited partnership (the “Heritage Operating Partnership”), and Wilmington Trust Company (the “Security Agreement”), (ii) for Midcontinent Express Pipeline LLC (“MEP”) (in which the Partnership indirectly owns a 50% limited liability company interest) and (iii) as provided in the Fourth Amended and Restated Credit Agreement of Heritage Operating, L.P., a Delaware limited partnership (the “Heritage Operating Partnership”) dated as of August 31, 2006, as amended, the Partnership owns all of such shares and interests, directly or indirectly, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Partnership, through its 100%-owned subsidiary Energy Transfer Interstate Holdings LLC, owns a 50% limited liability company interest in MEP; such limited liability company interest has been duly authorized and validly issued and is fully paid (to the extent required under the limited liability company agreement of MEP) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act); and, except as encumbered by the provisions of the Security Agreement, Energy Transfer Interstate Holdings LLC owns such limited liability company interest free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.
     (j) No Omitted Descriptions. There is no agreement, contract or other document of a character required to be described in the General Disclosure Package or the Final Prospectus, or to be filed as an exhibit to any documents incorporated therein by reference, which is not described or filed as required; and the statements (i) in the General Disclosure Package and the Final Prospectus under the headings “Description of the Debt Securities,” “Description of Notes” and “Certain United Stated Federal Income Tax Considerations,” (ii) in the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under the captions “Business — Natural Gas Operations Segments — Regulation,” “Business — Environmental Matters,” “Risk Factors — Risks Related to Our Business — The FERC is pursuing legal action against us relating to certain natural gas trading and transportation activities, and related third party actions have been filed against us and ETE,” and “Legal Proceedings,” in each case, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, were accurate and fair summaries of such legal matters, agreements, documents or proceedings as of the date of each such document.
     (k) Due Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.
     (l) Authority of Partnership. The Partnership has all requisite limited partnership power and authority to issue and deliver the Offered Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture, and to execute, deliver and perform its obligations under this Agreement, the Indenture and the Offered Securities.

     (m) Enforceability of Indenture and Offered Securities. The execution and delivery of, and the performance by the Partnership of its obligations under, the Indenture have been duly and validly authorized by the Partnership, and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Partnership, will have been duly executed and delivered by the Partnership and will constitute the valid and legally binding agreements of the Partnership, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Offered Securities have been duly authorized for issuance and sale to the Underwriters, and, when executed by the Partnership and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Partnership, and will constitute the valid and legally binding obligations of the Partnership, entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (n) No Conflicts. None of the offering, issuance and sale by the Partnership of the Offered Securities, the execution, delivery and performance of this Agreement, the Indenture and the Offered Securities by the Partnership, or the consummation of the transactions contemplated hereby and thereby or the fulfillment of the terms hereof and thereof will conflict with, result in a breach, default or violation (or an event that, with notice or lapse of time or both, would constitute such breach, default or violation) or the imposition of any lien, charge or encumbrance upon any property or assets of the Partnership Entities or any of the subsidiaries of the Partnership pursuant to (i) the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Partnership Entities or any of the subsidiaries of the Partnership, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or any of the Partnership’s subsidiaries is a party or bound or to which any of their respective properties is subject, or (iii) any statute, law, rule or regulation or any judgment, order or decree applicable to any of the Partnership Entities or any of the subsidiaries of the Partnership of any court, regulatory body, administrative agency or governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or the subsidiaries of the Partnership or any of their properties, which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii) and (iii), would, individually or in the aggregate, have a Material Adverse Effect, or could materially impair the ability of the Partnership to perform its obligations under this Agreement, the Indenture or the Offered Securities.

     (o) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body is required in connection with the offering, issuance and sale by the Partnership of the Offered Securities in the manner contemplated herein and in the General Disclosure Package; the execution, delivery and performance of this Agreement, the Indenture and the Offered Securities by the Partnership; or the consummation of the transactions contemplated hereby and thereby, except (i) for such consents as may be required under state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained, and (iii) for such consents which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
     (p) Investment Company. None of the Partnership Entities or any of the subsidiaries of the Partnership is now, nor after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Final Prospectus, will be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
     (q) No Third Party Defaults. To the knowledge of the Partnership, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Partnership or any of the subsidiaries of the Partnership is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
     (r) Financial Statements. At December 31, 2008, the Partnership had on an actual basis, and would have had, after giving effect to the offering of the Offered Securities on the pro forma basis indicated in the General Disclosure Package, a capitalization as set forth therein. The historical financial statements and schedules and the related notes included or incorporated by reference in the General Disclosure Package present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein as of the respective dates or for the respective periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations thereunder and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) throughout the periods involved (except as otherwise noted therein). No other financial statements are required to be included in the Registration Statement and the General Disclosure Package pursuant to the applicable accounting requirements of the Securities Act, the Exchange Act and the Rules and Regulations thereunder.
     (s) Material Change. Except as disclosed in the General Disclosure Package and the Final Prospectus, subsequent to the date as of which such information is given in the General Disclosure Package and the Final Prospectus, (i) none of the Partnership or any of the subsidiaries of the Partnership has incurred any liability or obligation, indirect, direct or contingent, or entered into any transactions not in the ordinary course of business that, singly or in the aggregate, is material to the Partnership and its subsidiaries, taken as a whole, (ii) there has not been any material change in the capitalization or material increase in the short-term or long-term debt of the Partnership and its subsidiaries and (iii) there has not been any Material Adverse Effect, or any development involving or which may reasonably be expected to involve, singly or in the aggregate, a prospective Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.
     (t) Material Proceedings. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities or any of the subsidiaries of the Partnership or any of their respective property is pending or, to the knowledge of the Partnership, threatened that (i) could reasonably be expected to have a material adverse effect on the performance by the Partnership of this Agreement, the Indenture or the Offered Securities or the consummation of any of the transactions contemplated hereby or thereby or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.
     (u) No Omitted Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Partnership Entities or any of their subsidiaries, or to which any of the Partnership Entities or any of the subsidiaries of the Partnership is a party, or to which any of their respective properties is subject, that are required to be described in the General Disclosure Package and the Final Prospectus but are not described as required.
     (v) Title to Property. The Partnership and its subsidiaries have good and marketable title to all real property and good title to all personal property described in the General Disclosure Package and the Final Prospectus as being owned or to be owned by them, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances except (i) as described in the General Disclosure Package and the Final Prospectus, (ii) pursuant to the Security Agreement, (iii) pursuant to the Fourth Amended and Restated Credit Agreement of the Heritage Operating Partnership dated August 31, 2006, as amended, and (iv) such as do not materially interfere with the use of such properties taken as a whole as described in the General Disclosure Package and the Final Prospectus, including security interests, claims, liens and encumbrances pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and its subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the General Disclosure Package and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect; and all real property and buildings held under lease by the Partnership or any of its subsidiaries are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of such properties taken as a whole as described in the General Disclosure Package and the Final Prospectus.

     (w) No Defaults. None of the Partnership Entities or the subsidiaries of the Partnership is in violation or default (and, to the knowledge of the Partnership, no event has occurred that, with notice or lapse of time or otherwise, would constitute such an event) of (i) any provision of its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or such subsidiaries or any of their respective properties in any material respect, as applicable, which violation or default would, in the cases of clauses (ii) or (iii), have a Material Adverse Effect, or could materially impair the ability of the Partnership to perform its obligations under this Agreement, the Indenture or the Offered Securities.
     (x) Independent Public Accountants — Grant Thornton. Grant Thornton LLP, who have audited (i) the consolidated balance sheets of the Partnership and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of operations, comprehensive income, partners’ capital, and cash flows for the year ended December 31, 2008, for the four months ended December 31, 2007, and for each of the two years in the period ended August 31, 2007; (ii) the consolidated balance sheet of the General Partner as of December 31, 2008; and (iii) the consolidated balance sheet of ETP LLC as of December 31, 2008; are independent public accountants with respect to the Partnership, the General Partner, ETP LLC and their subsidiaries within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder.
     (y) Insurance. The Partnership and the subsidiaries of the Partnership maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership or the subsidiaries of the Partnership has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date (except with respect to those policies for which the failure to be in effect would not have, individually or in the aggregate, a Material Adverse Effect).
     (z) Permits. The Partnership and the subsidiaries of the Partnership possess all licenses, certificates, permits and other authorizations issued by the appropriate foreign, federal, state or local regulatory authorities necessary to conduct their respective businesses in the manner described in the General Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the General Disclosure Package and the Final Prospectus and except for such licenses, certificates, permits and other authorizations the failure of which to have obtained would not have, individually or in the aggregate, a Material Adverse Effect. None of the Partnership or any of the subsidiaries of the Partnership have received any notice of proceedings relating to the revocation or modification of any such license, certificate, permit or other authorization which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus.
     (aa) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Partnership’s management, including its principal executive and principal financial officers, as appropriate to allow timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of December 31, 2008 and (iii) were effective, to provide reasonable assurance regarding the functions for which they were established.
     (bb) Internal Controls. The Partnership maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory compliance controls that comply with the Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls which could adversely affect the Partnership’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls.
     (cc) No Significant Changes in Internal Controls. Since December 31, 2008, the most recent date as of which the Partnership evaluated its disclosure controls and procedures, there have been no significant changes in the Partnership’s internal control over financial reporting (as defined in Rule 13a-15) or in other factors that have materially affected, or are reasonably likely to materially affect, the Partnership’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses in the Partnership’s internal controls.
     (dd) Environmental Compliance. The Partnership and the subsidiaries of the Partnership are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the General Disclosure Package and the Final Prospectus. Except as set forth in the General Disclosure Package and the Final Prospectus, none of the Partnership or any of the subsidiaries of the Partnership has been named as a “potentially responsible party” under Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”).
     (ee) No Prohibition of Dividends or Distribution. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or partnership or limited liability company interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as described in or contemplated by the General Disclosure Package and the Final Prospectus.
     (ff) Registration Rights. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to a Registration Statement.
     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Partnership agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Partnership, the respective principal amounts of the Offered Securities set forth opposite the names of each of the Underwriters in Schedule A hereto at a purchase price of 99.396% of the principal amount thereof in the case of the 2014 Notes and 99.346% of the principal amount thereof in the case of the 2019 Notes, in each case, plus accrued interest from April 7, 2009 to the Closing Date (as hereinafter defined).
     The Partnership will deliver the Offered Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives at the office of Andrews Kurth LLP, Houston, Texas, at 9:00 a.m., Houston time, on April 7, 2009, or at such other time not later than seven full business days thereafter as the Representatives and the Partnership determine, such time being herein referred to as the “Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Offered Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Andrews Kurth LLP at least 24 hours prior to the Closing Date.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in General Disclosure Package and the Final Prospectus.
     5. Certain Agreements of the Partnership. The Partnership agrees with the several Underwriters that:
     (a) Filing of Prospectuses. The Partnership has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Representatives, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Partnership has complied and will comply with Rule 433.
     (b) Filing of Amendments; Response to Commission Requests. Until the completion of the public offer and sale of the Offered Securities contemplated hereby, the Partnership will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Partnership will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.
     (c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Securities Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Securities Act, the Partnership will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.
     (d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Partnership will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158.
     (e) Furnishing of Prospectuses. The Partnership will furnish to the Representatives copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representatives reasonably request. The Partnership will pay the expenses of printing and distributing to the Underwriters all such documents.
     (f) Blue Sky Qualifications. The Partnership will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to register or qualify as a dealer in securities or to take any action that would subject it to service of process in any jurisdiction, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject.
     (g) Reporting Requirements. For so long as the Offered Securities remain outstanding, the Partnership will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to holders of its limited partnership units for such year; and the Partnership will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Partnership filed with the Commission under the Exchange Act or mailed to holders of the Partnership’s limited partnership units, and (ii) from time to time, such other information concerning the Partnership as the Representatives may reasonably request. However, so long as the Partnership is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.
     (h) Payment of Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including but not limited to any filing fees and other expenses (including fees and disbursements of counsel to the Underwriters) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation and printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Partnership’s officers and employees and any other expenses of the Partnership including the chartering of airplanes, and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.
     (i) Use of Proceeds. The Partnership will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the General Disclosure Package and the Final Prospectus and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Partnership does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.
     (j) Absence of Manipulation. The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Offered Securities.
     (k) Restriction on Sale of Securities. The Partnership will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities issued or guaranteed by the Partnership and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending 30 days after the Closing Date.
     6. Free Writing Prospectuses.
     (a) Issuer Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Partnership and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.
     (b) Term Sheets. The Partnership will prepare a final term sheet relating to the Offered Securities, containing only information that describes the final terms of the

Offered Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Offered Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Partnership also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Offered Securities or their offering, (y) information permitted by Rule 134, or (z) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet of the Partnership contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Partnership herein (as of the Applicable Time and as of the Closing Date), to the accuracy of the statements of Partnership officers made pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:
     (a) Accountants’ Comfort Letters. At the time of execution of this Agreement, the Underwriters shall have received from Grant Thornton LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with public offerings of securities.
     With respect to the letter of Grant Thornton LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Underwriters a letter (the “bring-down letter”) of Grant Thornton LLP, addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership or any Underwriter, shall be contemplated by the Commission.
     (c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Partnership by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g)), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Partnership (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment, or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.
     (d) Opinion of Counsel for Partnership. The Underwriters shall have received opinions, dated the Closing Date, of Vinson & Elkins LLP, counsel for the Partnership, substantially to the effect set forth in Exhibit A.
     (e) Opinion of Counsel for Underwriters. The Underwriters shall have received from Andrews Kurth LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representatives may require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

     (f) Officer’s Certificate. The Underwriters shall have received a certificate, dated Closing Date, of an executive officer of ETP LLC and a principal financial or accounting officer of ETP LLC in which such officers shall state that: (i) the representations and warranties of the Partnership in this Agreement are true and correct; (ii) the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus.
The Partnership will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.
     8. Indemnification and Contribution.
     (a) Indemnification of Underwriters. The Partnership will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus (which term includes any base prospectus and any preliminary prospectus supplement) as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.
     (b) Indemnification of Partnership. Each Underwriter will severally and not jointly indemnify and hold harmless the Partnership, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”), against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Securities Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus (which term includes any base prospectus and any preliminary prospectus supplement) as of any time, the Final Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and (ii) the information contained in the sixth paragraph under the caption “Underwriting.”
     (c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.
     (d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).
     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on the Closing Date and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Partnership for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Partnership for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Partnership, except as provided in Section 10. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Partnership or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered

Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 hereof, the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Partnership and the Underwriters pursuant to Sections 5(h) and 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.
     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010; Attention: LCD-IBD, Fax No. (212) 322-1904, or, if sent to the Partnership, will be mailed, delivered or faxed and confirmed to it at Energy Transfer Partners, L.P., 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel, Fax No. (214) 981-0701; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or faxed and confirmed to such Underwriter.
     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.
     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     15. Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:
     (a) No Other Relationship. The Underwriters have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Partnership and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Partnership on other matters;
     (b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Partnership following discussions and arms-length negotiations with the Representatives, and the Partnership is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;
     (c) Absence of Obligation to Disclose. The Partnership has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership and that the Underwriters have no obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship; and
     (d) Waiver. The Partnership waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Partnership in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Partnership, including unitholders, employees or creditors of the Partnership.
     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     The Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in The City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
(Reminder of Page Intentionally Left Blank)

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the several Underwriters.

Very truly yours, ENERGY TRANSFER PARTNERS, L.P. By: ENERGY TRANSFER PARTNERS GP, L.P. Its: General Partner By: ENERGY TRANSFER PARTNERS, L.L.C. Its: General Partner
By:	/s/ Thomas P. Mason
	Name:	Thomas P. Mason
	Title:	Vice President, General Counsel and Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.
CREDIT SUISSE SECURITIES (USA) LLC
J.P. MORGAN SECURITIES INC.
MORGAN STANLEY & CO. INCORPORATED
GREENWICH CAPITAL MARKETS, INC.
     Acting on behalf of themselves and as the Representatives of the several Underwriters

By: CREDIT SUISSE SECURITIES (USA) LLC
By:	/s/ Michael Cannon
	Name:	Michael Cannon
	Title:	Managing Director

By: J.P. MORGAN SECURITIES INC.
By:	/s/ Robert Bottamedi
	Name:	Robert Bottamedi
	Title:	Vice President

By: MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Vice President

By: GREENWICH CAPITAL MARKETS, INC.
By:	/s/ Okwudiri Onyedum
	Name:	Okwudiri Onyedum
	Title:	Senior Vice President

SCHEDULE A

	Principal	Principal
	Amount of	Amount of
Underwriter	2014 Notes	2019 Notes

Credit Suisse Securities (USA) LLC	$70,000,000	$130,000,000
J.P. Morgan Securities Inc.	70,000,000	130,000,000
Morgan Stanley & Co. Incorporated	70,000,000	130,000,000
Greenwich Capital Markets, Inc.	70,000,000	130,000,000
BNP Paribas Securities Corp.	35,000,000	65,000,000
Deutsche Bank Securities Inc.	35,000,000	65,000,000

Total	$350,000,000	$650,000,000

SCHEDULE B
1. General Use Free Writing Prospectuses (included in the General Disclosure Package)
          “General Use Issuer Free Writing Prospectus” includes the following document:
1.	Final term sheet, dated April 2, 2009, for the Offered Securities.
2. Other Information Included in the General Disclosure Package
          The following information is also included in the General Disclosure Package:
          None

EXHIBIT A
Form of Opinion of Vinson & Elkins LLP
April 7, 2009
Credit Suisse Securities (USA) LLC
J.P. Morgan Securities Inc.
Morgan Stanley & Co. Incorporated
Greenwich Capital Markets, Inc.
     as Representatives of the several Underwriters

c/o	Credit Suisse Securities (USA) LLC Eleven Madison Avenue New York, New York 10010
Ladies and Gentlemen:
     This opinion is provided to you pursuant to Section 7(d) of the Underwriting Agreement, dated April 2, 2009 (the “Underwriting Agreement”), by and among Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), and the underwriters named therein (collectively, the “Underwriters”), in connection with the offer and sale by the Partnership of $350,000,000 aggregate principal amount of its 8.50% Senior Notes due 2014, and $650,000,000 aggregate principal amount of its 9.00% Senior Notes due 2019 (the “Notes”). Any capitalized term used in this opinion and not defined herein shall have the meaning assigned to such term in the Underwriting Agreement.
     We have acted as counsel to the Partnership in connection with the offer and sale by the Partnership of the Notes. In connection with the opinions expressed below, we have examined the following:
     (i) executed originals or counterparts of the Underwriting Agreement, the Indenture, dated as of January 15, 2005 (the “Original Indenture”), by and among the Partnership, certain subsidiary guarantors named therein and U.S. Bank National Association, as successor to Wachovia Bank, National Association, as trustee (the “Trustee”) and the Eighth Supplemental Indenture dated as of April 7, 2009 (the “Supplemental Indenture”) and a global certificate representing the Notes;
     (ii) executed originals or counterparts of the organizational documents of the Partnership;
     (iii) a copy of the Certificate of Limited Partnership for the Partnership as filed with the Secretary of State of the State of Delaware;
     (iv) copies of resolutions duly adopted by the Board of Directors and the Pricing Committee of Energy Transfer Partners, LLC (“ETP LLC”) as general partner of the general partner of the Partnership, certified as of the date hereof by the Secretary of ETP LLC;
     (v) the Registration Statement, the General Disclosure Package and the Final Prospectus;

     (vi) evidence satisfactory to us of the effectiveness of the Registration Statement under the Act; and
     (vii) such other documents and records as we have deemed necessary or advisable for purposes of the opinions expressed below.
     The Underwriting Agreement, the Original Indenture, the Supplemental Indenture and the Notes are hereinafter collectively referred to as the “Transaction Documents”.
     Based upon the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:
     1. The Partnership is validly existing in good standing as a limited partnership under the laws of the State of Delaware with all requisite limited partnership power and authority under the laws of the State of Delaware to own or lease its properties and conduct its business, in each case in all material respects as described in the General Disclosure Package and the Final Prospectus.
     2. The Partnership has all requisite limited partnership power and authority to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in the Transaction Documents, and to execute, deliver, incur and perform its respective obligations under the Transaction Documents.
     3. The Underwriting Agreement has been duly authorized, executed and delivered by the Partnership.
     4. Each of the Original Indenture and the Supplemental Indenture has been duly authorized by all necessary limited partnership action, executed and delivered by the Partnership and constitutes a valid and binding obligation of the Partnership enforceable against the Partnership in accordance with its terms. The Indenture has been duly qualified under the Trust Indenture Act.
     5. The Notes have been duly authorized by all necessary limited partnership action, executed and delivered by the Partnership and when authenticated by the Trustee in accordance with the terms of the Original Indenture and delivered against payment therefor will constitute valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms, and are entitled to the benefits of the Original Indenture and the Supplemental Indenture.
     6. The execution and delivery by the Partnership of, and the incurrence and performance of its obligations under, the Transaction Documents (A) will not violate (i) any Federal, Texas or New York law (it being understood and agreed that in this paragraph 6, we express no opinion with respect to federal or state securities laws), (ii) the Delaware Revised Uniform Limited Partnership Act or the Delaware Limited Liability Company Act, or (iii) any applicable governmental order identified to us by the Partnership as being material to the Partnership, (B) will not violate the certificate of limited partnership and agreement of limited partnership of the Partnership, and (C) will not constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default), or result in the creation of any security interest in, or lien upon, any of the property or assets of the Partnership or any of its subsidiaries under any agreement listed as an exhibit to the Partnership’s (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2008, or (2) any Current Report on Form 8-K filed after December 31, 2008 and prior to the date hereof, except in the case of (A) or (C), for such matters that would not individually or in the aggregate, have a material adverse effect on the Partnership and its subsidiaries, taken as a whole.
     7. No consent, license, filing, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issuance and sale of the Notes, the execution and delivery by the Partnership of, and the performance by the Partnership of its respective obligations under the Transaction Documents, except (i) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes, (ii) those consents, licenses, filings, authorizations, approvals, orders, exemptions and other actions that have been obtained or taken, and any filings that have been made, as of the date hereof, or (iii) where the failure to obtain, take or make such consent, approval, authorization, order, qualification, action or filing would not, either individually or in the aggregate, have a material adverse effect on the Partnership and its subsidiaries, taken as a whole.
     8. The statements in the General Disclosure Package and the Final Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities” insofar as such statements are summaries of the documents referred to therein, constitute accurate summaries in all material respects of the documents referred to therein, and the Notes and the Original Indenture and the Supplemental Indenture conform in all material respects to the descriptions thereof contained in the General Disclosure Package and the Final Prospectus under the heading “Description of the Notes” and “Description of the Debt Securities”.
     9. Subject to the qualifications and limitations therein, the statements in the General Disclosure Package and the Final Prospectus under the caption “Certain United States Federal Income Tax Considerations” insofar as such statements are a summary of the United States federal tax laws referred to therein, constitute accurate summaries in all material respects of the matters therein described.
     10. The Partnership is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     11. The Registration Statement has become effective under the Securities Act, the Final Prospectus was filed with the Commission pursuant to the subparagraph (2) of Rule 424(b), the final term sheet dated December 18, 2008 described in Schedule B of the Underwriting Agreement was filed with the Commission pursuant to Rule 433 in accordance with Rule 433(d) and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act; The Registration Statement, as of the Effective Date, and the Final Prospectus, as of its date and the date hereof, (except in such case for the financial statements and the notes and financial schedules and other financial, statistical and accounting data included therein, as to which we do not express an opinion)

appeared on their face to comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.
     In rendering the opinions expressed herein, we have:
     (a) relied, without independent investigation or verification, with respect to matters of fact, upon certificates of officers of ETP LLC and information obtained from public officials;
     (b) assumed that all documents submitted to us as originals are authentic, that all copies submitted to us conform to the originals thereof, and that the signatures on all documents examined by us are genuine; and
     (c) assumed that each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.
     Because we have not conducted any independent investigation or verification with regard to the information set forth in the Registration Statement, the General Disclosure Package or the Final Prospectus (except with respect to the opinions set forth in paragraphs (8) and (9) above), we are not (except as aforesaid) passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained therein. We have participated, however, in conferences with officers and other representatives of the Partnership, representatives of the independent public accountants of the Partnership and your representatives, at which the contents of the Registration Statement, the General Disclosure Package and the Final Prospectus and related matters were discussed. Based on the foregoing participation (relying as to factual matters in respect of the determination of materiality to a significant extent upon the statements of fact made by officers and other representatives of the Partnership), no facts have come to our attention that lead us to believe that (a) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (b) the Final Prospectus, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) the General Disclosure Package, as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. We, however, express no opinion with respect to the financial statements and notes and related schedules and other related financial and accounting data included in the Registration Statement, General Disclosure Package or the Final Prospectus or with respect to the Form T-1 of the Trustee.
     We express no opinion as to the enforceability of any provisions of the Original Indenture, the Supplemental Indenture or the Notes to the extent relating to: (i) any failure to comply with requirements concerning notices, relating to delay or omission to enforce rights or remedies or purporting to waive or affect rights, claims, defenses or other benefits to the extent that any of the same cannot be waived or so affected under applicable law; (ii) indemnification to the extent it relates to any violation of federal or state securities laws; (iii) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally; or (iv) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.
     Our opinion is limited to matters governed by the federal laws of the United States of America to the extent specifically referred to herein, the Delaware Revised Uniform Limited Partnership Act, the Limited Liability Company Act of the State of Delaware, the laws of the State of Texas and the laws of the State of New York, and we express no opinion as to the law of any other jurisdiction. We do not express any opinion with respect to (i) state or local taxes or tax statutes to which any of the limited partners of the Partnership or the Partnership or any of its subsidiaries may be subject or (ii) state or federal anti-fraud laws or regulations. We also do not express any opinion with respect to laws relating to or promulgated by the Federal Energy Regulatory Commission.
     This opinion letter is furnished to you solely for your benefit pursuant to Section 7(d) of the Underwriting Agreement. This letter and the opinions expressed herein may not be used or relied upon by you for any other purpose and may not be used or relied upon for any purpose by any other person or entity without our prior written consent. This letter is not to be quoted or reproduced in whole or in part or otherwise referred to in any manner nor is it to be filed with any governmental agency or delivered to any other person without our prior written consent. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.
Very truly yours,